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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑ Filed by the registrant

 ☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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On February 23, 2026, Jack in the Box Inc. (the “Company”) issued the following statement to the media:

“On February 20, 2026, Biglari Capital Corp. and certain of its affiliates (the “Biglari Group”) filed a lawsuit against Jack in the Box and its Board of Directors in the Court of Chancery of the State of Delaware (the “Chancery Court”), seeking a temporary restraining order (the “TRO”) enjoining the Company's 2026 Annual Meeting of Shareholders scheduled for February 27, 2026 (the “Annual Meeting”), among other things.

Earlier today, the Chancery Court denied a motion by the Biglari Group for expedited consideration of its TRO. As a result, the Annual Meeting will proceed as scheduled. Jack in the Box intends to vigorously defend itself to the extent the Biglari Group determines to continue to proceed with its lawsuit.

The Company’s Board and management team remain focused on successfully executing the Company’s ‘JACK on Track’ plan and building a strong foundation to maximize value for shareholders.”

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “Proxy Statement”) and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders are able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at https://investors.jackinthebox.com/financials/sec-filings/.